Exhibit 99.1

Dexcom Reports Second Quarter 2023 Financial Results

SAN DIEGO - (BUSINESS WIRE-July 27, 2023) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights:

•Revenue grew 25% versus the same quarter of the prior year to $871.3 million on a reported basis and 26% on an organic1 basis.
•U.S. revenue growth of 21% and international revenue growth of 38% on a reported basis. International revenue growth was 40% on an organic1 basis.
•GAAP operating income of $128.1 million or 14.7% of revenue, an increase of 360 basis points compared to the second quarter of 2022. Non-GAAP operating income* of $158.4 million or 18.2% of reported revenue, an increase of 360 basis points compared with the same quarter of the prior year.

Second Quarter 2023 Strategic Highlights:

•Provided key strategic updates and increased long-term financial outlook at company’s 2023 Investor Day
•Showcased future potential of Dexcom CGM within diabetes care and beyond through significant research presence at the American Diabetes Association’s 83rd Scientific Sessions
•Initiated commercial production at Malaysia manufacturing facility, representing key milestone in long-term capacity plans
•Completed a $1.25 billion senior convertible notes offering, creating additional financial flexibility for company

“In the second quarter, we advanced several key strategic initiatives and shared our latest vision for the future of Dexcom at our 2023 Investor Day,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “Given our strong start to the year and rapidly growing market opportunity, we are pleased to raise our 2023 revenue and margin guidance.”

2023 Annual Guidance
The company is increasing fiscal year 2023 guidance for revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin at the following levels:

•Revenue of approximately $3.500 - 3.550 billion (20-22% growth)
•Non-GAAP Gross Profit Margin of approximately 63%
•Non-GAAP Operating Margin of approximately 17%
•Adjusted EBITDA Margin of approximately 26.5%

Second Quarter 2023 Financial Results

Revenue: In the second quarter of 2023, worldwide revenue grew 25% to $871.3 million on a reported basis, up from $696.2 million in the second quarter of 2022. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $546.4 million or 62.7% of revenue for the second quarter of 2023, compared to $449.5 million or 64.6% of revenue in the second quarter of 2022.

Non-GAAP gross profit* totaled $553.5 million or 63.5% of revenue for the second quarter of 2023, compared to $449.5 million or 64.6% of reported revenue in the second quarter of 2022.

Operating Income: GAAP operating income for the second quarter of 2023 was $128.1 million, compared to GAAP operating income of $77.0 million for the second quarter of 2022.
1 Second quarter of 2023 organic revenue is $875.9 million and excludes $4.6 million of foreign exchange impact.

Non-GAAP operating income* for the second quarter of 2023 was $158.4 million, compared to non-GAAP operating income of $101.9 million for the second quarter of 2022.

Net Income and Diluted Net Income Per Share: GAAP net income was $115.9 million, or $0.28 per diluted share, for the second quarter of 2023, compared to GAAP net income of $50.9 million, or $0.12 per diluted share, for the same quarter of 2022.

Non-GAAP net income* was $139.4 million, or $0.34 per diluted share, for the second quarter of 2023, compared to non-GAAP net income of $69.5 million, or $0.17 per diluted share, for the same quarter of 2022. The second quarter 2023 non-GAAP amount excludes $0.7 million of business transition and related costs, $20.8 million of intellectual property litigation costs, $8.8 million of amortization of intangible assets, and $(6.8) million of tax adjustments.

Cash and Liquidity: As of June 30, 2023, Dexcom held $3.64 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (888) 414-4585 (US/Canada) or (646) 960-0331 (International) and use the confirmation ID “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E. We have not reconciled our total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates for fiscal year 2023 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin is not available without unreasonable effort.

About DexCom, Inc.

DexCom, Inc. empowers people to take real-time control of health through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, Calif., and with operations across Europe and select parts of Asia/Oceania, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom works to simplify and improve diabetes management around the world. For more information about Dexcom CGM, visit www.dexcom.com.

Category: IR

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s estimated total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal 2023, as well as expected growth rates as compared to the year ended December 31, 2022. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 9, 2023, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on July 27, 2023. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,194.9	$642.3
Short-term marketable securities	2,441.3	1,813.9
Accounts receivable, net	750.6	713.3
Inventory	421.1	306.7
Prepaid and other current assets	195.0	192.6
Total current assets	5,002.9	3,668.8
Property and equipment, net	1,077.6	1,055.6
Operating lease right-of-use assets	76.3	80.0
Goodwill	25.8	25.7
Intangibles, net	154.2	173.3
Deferred tax assets	417.0	341.2
Other assets	66.9	47.1
Total assets	$6,820.7	$5,391.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,156.5	$901.8
Accrued payroll and related expenses	108.6	134.3
Current portion of long-term senior convertible notes	773.8	772.6
Short-term operating lease liabilities	21.8	20.5
Deferred revenue	9.0	10.1
Total current liabilities	2,069.7	1,839.3
Long-term senior convertible notes	2,430.6	1,197.7
Long-term operating lease liabilities	86.9	94.6
Other long-term liabilities	133.1	128.3
Total liabilities	4,720.3	3,259.9
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 394.6 million and 386.1 million shares issued and outstanding, respectively, at June 30, 2023; and 393.2 million and 386.3 million shares issued and outstanding, respectively, at December 31, 2022	0.4	0.4
Additional paid-in capital	2,269.0	2,258.1
Accumulated other comprehensive loss	(29.3)	(11.6)
Retained earnings	644.4	479.9
Treasury stock, at cost; 8.5 million shares at June 30, 2023 and 6.9 million shares at December 31, 2022	(784.1)	(595.0)
Total stockholders’ equity	2,100.4	2,131.8
Total liabilities and stockholders’ equity	$6,820.7	$5,391.7

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$871.3	$696.2	$1,612.8	$1,325.0
Cost of sales	324.9	246.7	603.8	477.4
Gross profit	546.4	449.5	1,009.0	847.6
Operating expenses:
Research and development	119.3	121.7	238.3	257.6
Amortization of intangible assets	1.7	1.9	3.5	3.9
Selling, general and administrative	297.3	248.9	591.9	467.8
Total operating expenses	418.3	372.5	833.7	729.3
Operating income	128.1	77.0	175.3	118.3
Interest expense	(5.9)	(4.7)	(10.5)	(9.3)
Income from equity investments	—	—	—	0.2
Interest and other income, net	37.1	3.0	59.0	2.2
Income before income taxes	159.3	75.3	223.8	111.4
Income tax expense (benefit)	43.4	24.4	59.3	(36.8)
Net income	$115.9	$50.9	$164.5	$148.2

Basic net income per share	$0.30	$0.13	$0.43	$0.38
Shares used to compute basic net income per share	386.7	392.5	386.7	390.7
Diluted net income per share	$0.28	$0.12	$0.40	$0.36
Shares used to compute diluted net income per share	431.5	421.4	426.6	429.1

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
U.S. revenue	$616.6	$511.0	$1,142.6	$962.2
Year over year growth	21%	11%	19%	14%
% of total revenue	71%	73%	71%	73%

International revenue	$254.7	$185.2	$470.2	$362.8
Year over year growth	38%	39%	30%	41%
% of total revenue	29%	27%	29%	27%

Total revenue (1)	$871.3	$696.2	$1,612.8	$1,325.0
Year over year growth	25%	17%	22%	20%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sensor and other revenue (1) (2)	$778.0	$597.7	$1,429.9	$1,140.9
Year over year growth	30%	21%	25%	24%
% of total revenue	89%	86%	89%	86%

Hardware revenue (1) (3)	$93.3	$98.5	$182.9	$184.1
Year over year growth	(5)%	(2)%	(1)%	2%
% of total revenue	11%	14%	11%	14%

Total revenue (4)	$871.3	$696.2	$1,612.8	$1,325.0
Year over year growth	25%	17%	22%	20%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, Non-CGM acquired revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP gross profit	$546.4	$449.5	$1,009.0	$847.6
Amortization of intangible assets (1)	7.1	—	14.3	—
Non-GAAP gross profit	$553.5	$449.5	$1,023.3	$847.6

GAAP operating income	$128.1	$77.0	$175.3	$118.3
Amortization of intangible assets (1)	8.8	1.9	17.8	3.9
Business transition and related costs (2)	0.7	13.8	1.8	13.8
Intellectual property litigation costs (3)	20.8	9.2	42.1	16.2
Non-GAAP operating income	$158.4	$101.9	$237.0	$152.2

GAAP net income	$115.9	$50.9	$164.5	$148.2
Business transition and related costs (2)	0.6	13.8	1.6	13.8
Depreciation and amortization	43.7	43.6	85.3	80.4
Intellectual property litigation costs (3)	20.8	9.2	42.1	16.2
Income from equity investments (4)	—	—	—	(0.2)
Share-based compensation	39.7	32.6	74.9	61.7
Interest expense and interest income	(31.5)	1.0	(49.2)	4.6
Income tax (benefit) expense	43.4	24.4	59.3	(36.8)
Adjusted EBITDA	$232.6	$175.5	$378.5	$287.9

GAAP net income	$115.9	$50.9	$164.5	$148.2
Amortization of intangible assets (1)	8.8	1.9	17.8	3.9
Business transition and related costs (2)	0.7	13.8	1.8	13.8
Intellectual property litigation costs (3)	20.8	9.2	42.1	16.2
Income from equity investments (4)	—	—	—	(0.2)
Adjustments related to taxes (5)	(6.8)	(6.3)	(18.3)	(80.1)
Non-GAAP net income	$139.4	$69.5	$207.9	$101.8

GAAP net income	$115.9	$50.9	$164.5	$148.2
Interest expense on senior convertible notes, net of tax	3.8	1.6	5.5	5.5
GAAP net income used for diluted EPS, if-converted (6)	$119.7	$52.5	$170.0	$153.7

Non-GAAP net income	$139.4	$69.5	$207.9	$101.8
Interest expense on senior convertible notes, net of tax	1.2	1.2	2.4	—
Non-GAAP net income used for diluted EPS, if-converted (6)	$140.6	$70.7	$210.3	$101.8

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP diluted net income per share (6)	$0.28	$0.12	$0.40	$0.36
Amortization of intangible assets (1)	0.02	—	0.04	0.01
Business transition and related costs (2)	—	0.03	—	0.03
Intellectual property litigation costs (3)	0.05	0.02	0.10	0.04
Income from equity investments (4)	—	—	—	—
Adjustments related to taxes (5)	(0.02)	(0.02)	(0.04)	(0.20)
Impact of adjustment to GAAP diluted shares (7)	0.01	—	—	0.01
Non-GAAP diluted net income per share (6) (8)	$0.34	$0.17	$0.52	$0.25

GAAP diluted weighted-average shares outstanding	431.5	421.4	426.6	429.1
Non-GAAP diluted weighted-average shares outstanding	407.8	410.5	407.7	402.2

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	431.5	421.4	426.6	429.1
Adjustment for dilutive impact of senior convertible notes due 2023 (9)	(18.9)	(18.9)	(18.9)	(18.9)
Adjustment for dilutive impact of senior convertible notes due 2025 (9)	—	8.0	—	(8.0)
Adjustment for dilutive impact of senior convertible notes due 2028 (9)	(4.8)	—	—	—
Non-GAAP diluted weighted-average shares outstanding	407.8	410.5	407.7	402.2
(1) Represents amortization of acquired intangible assets.
(2) For the three and six months ended June 30, 2023, business transition and related costs are primarily related to rent for vacated office space in San Diego, California. For the three and six months ended June 30, 2022, business transition and related costs are primarily related to consulting and expenses related to vacating a portion of the San Diego office space, including accelerated depreciation of tenant improvements.
(3) Represents costs related to a patent infringement lawsuit.
(4) Represents a gain from the sale of an equity investment.
(5) For the three and six months ended June 30, 2023, tax adjustments are primarily related to the tax effect of non-GAAP adjustments and excess tax benefits from share-based compensation for employees. For the three months ended June 30, 2022, tax adjustments are primarily related to the tax effect of non-GAAP adjustments. For the six months ended June 30, 2022, tax adjustments are primarily related to excess tax benefits from share-based compensation for employees and the Verily regulatory milestone payment.
(6) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method. In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.
(7) The adjustments are for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our senior convertible notes.
(8) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(9) We adjust for the dilutive effect of our senior convertible notes when the effect is not the same on a GAAP and non-GAAP basis for a given period.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated July 27, 2023 contains non-GAAP financial measures. These non-GAAP financial measures include organic revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes organic revenue is a meaningful metric to investors as it provides a more consistent comparison of the company’s revenue to prior periods as well as to industry peers. We exclude the following items from the non-GAAP financial measure for organic revenue:
•The effect of non-CGM revenue acquired or divested in the trailing twelve months.
•The effect of foreign currency fluctuations.

Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:
•Amortization of acquired intangible assets
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Income or loss from equity investments

•Intellectual property litigation costs
•Litigation settlement costs
•Loss on extinguishment of debt associated with our senior convertible notes
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes business transition and related costs, COVID-19 costs, litigation settlement costs, and intellectual property litigation costs.